  EXHIBIT 16.1

13 March, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by ECO ENERGY TECH ASIA, LTD (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of ECO ENERGY TECH ASIA, LTD dated 13 March, 2019. We agree with the statements concerning our firm contained therein.

Sincerely,

Centurion ZD CPA & Co.
Hong Kong

Attachment- Form 8-K